Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED

CERTIFIED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of BFC Financial Corporation of our report dated March 30, 2012 relating to the financial statements and the effectiveness of internal control over financial reporting which appears in BFC Financial Corporation’s Annual Report on Form 10-K for the year ended December 31, 2011 and Amendment No. 1 thereto.

/s/ PricewaterhouseCoopers LLP

Fort Lauderdale, Florida

January 16, 2013